Exhibit 99.6
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in Energy Transfer Equity, L.P. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: May 17, 2007	/s/ Dan L. Duncan
Dan L. Duncan

Dated: May 17, 2007	DAN DUNCAN LLC
	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
Executive Vice President

Dated: May 17, 2007	EPE HOLDINGS, LLC
	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
Executive Vice President

Dated: May 17, 2007	ENTERPRISE GP HOLDINGS L.P. By: EPE HOLDINGS, LLC
	By:	/s/ Richard H. Bachmann
Richard H. Bachmann
Executive Vice President